EXHIBIT 107

Calculation of Filing Fee Table

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

Airship AI Holdings, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c)	306,571		$9.86	(1)	$3,022,790.06	0.0001476	$446.16
Fees Previously Paid	Equity	Common Stock issuable upon conversion of Convertible Note	457(c)	1,019,989	(2)	1.48	(3)	1,509,583.72	0.0001476	222.81
	Equity	Common Stock issuable upon exercise of Warrants	457(g)	2,689,902		1.77	(4)	4,761,126.54	0.0001476	702.74
	Equity	Common Stock issuable upon exercise of Options	457(g)	1,758,105		0.12	(5)	210,972.60	0.0001476	31.14
Total Offering Amounts								$9,504,472.92	0.0001476	$1,402.86
Total Fees Previously Paid								-		1,060.01	(8)
Total Fee Offsets								-		-
Net Fees Due										342.85

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered		Maximum Aggregate Offering Price	Form Type	File Number	Initial Effective Date
Equity	Common Stock underlying the Public Warrants(6)	16,184,612	(7)	$190,331,037.12	S-4	333-274464	December 5, 2023

(1)	Based on the average of high price of $10.32 and low price of $9.40 of the Registrant’s Common Stock on The Nasdaq Global Market on April 5, 2024.
(2)

Represents 1,019,989 shares of Common Stock issuable upon the conversion of an amended and restated senior secured convertible promissory note issued by us to Platinum Capital Partners Inc. (“Platinum”) in a private placement on February 2, 2024.

(3)

Previously estimated in connection with the initial filing of this registration statement with the Securities and Exchange Commission on February 7, 2024, based on the average of high price of $1.52 and low price of $1.44 of the Registrant’s Common Stock on The Nasdaq Global Market on February 5, 2024.

(4)	Warrants are exercisable at $1.77 per share of Common Stock.
(5)	Options are exercisable at $0.12 per share of Common Stock.
(6)

No registration fee is payable in connection with the 16,184,612 shares of Common Stock previously registered on a registration statement on Form S-4 (File No. 333-274464), which was declared effective on December 5, 2023 (the “Prior Registration Statement”), because such shares are being transferred from the Prior Registration pursuant to Rule 429(b) under the Securities Act.

(7)

16,184,612 shares of Common Stock registered under the Prior Registration Statement are included this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute post-effective amendments to the Prior Registration Statement, which post-effective amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

(8)	The Registrant previously paid $1,060.01 in connection with the initial filing of this registration statement, filed with the Securities and Exchange Commission on February 7, 2024.